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                   [PIPER MARBURY RUDNICK & WOLFE LETTERHEAD]


203 North LaSalle Street
Suite 1800
Chicago, Illinois 60601-1293
www.piperrudnick.com

                                                           PHONE (312) 368-4000
                                                           FAX (312) 236-7516

                                 August 25, 2000


ERP Operating Limited Partnership
c/o Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza
Suite 400
Chicago, Illinois 60606

Ladies and Gentlemen:

         We have served as counsel for ERP Operating Limited Partnership, an Illinois limited partnership ("ERP"), the general partner of which is Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with ERP's registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission relating to unsecured senior debt securities in a maximum aggregate offering price of $1,000,000,000 (the "Securities") on August 24, 2000. This opinion letter is furnished to you at your request to enable ERP to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         We assume that the classification, if any, terms and conditions, amount, issuance and sale of the Securities to be offered from time to time will be duly authorized and determined by proper action by the Company, acting as general partner of ERP, consistent with the procedures and terms described in the Registration Statement (each, a "General Partner Action") and in accordance with ERP's Fifth Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), and with the applicable law of the State of Illinois.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.       An executed copy of the Registration Statement.

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                                                             Board of Trustees
                                           Equity Residential Properties Trust
                                                               August 25, 2000
                                                                        Page 2


         2. The Second Amended and Restated Declaration of Trust, as amended, of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         3. The Third Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         4. Resolutions of the Board of Trustees of the Company adopted on August 21, 2000 as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, approving the issuance and registration of the Units and related matters.

         5. The Partnership Agreement, as certified as of the date hereof by the Secretary of the Company, in its capacity as managing general partner of ERP, as then being complete, accurate and in effect.

         The opinions set forth herein are qualified as stated therein and are qualified further by the following:

         a. This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof and as they presently apply.

         b. We express no opinion as to the effect of the laws of any state or jurisdiction other than the State of Illinois and the laws of the United States of America upon the transactions described herein.

         c. In rendering the opinions set forth below, we have relied, to the extent we believe appropriate, as to matters of fact, (i) upon certificates or statements of public officials and of the officers of the Company and (ii) upon representations and warranties of the Company contained in the Registration Statement, as applicable, and we have made no independent investigation or verification of said facts. No opinion is being expressed as to the effect of any event, fact or circumstance of which we have no actual knowledge.

         d. We have assumed the competency of the signatories to the Registration Statement, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

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                                                             Board of Trustees
                                           Equity Residential Properties Trust
                                                               August 25, 2000
                                                                        Page 3


         e. The opinions hereafter expressed are qualified to the extent that: (i) the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally and general equitable principles; (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction; (iii) a waiver of rights under any usury law may be unenforceable and
                  (iv) the provisions of any document, agreement or instrument that (a) may require indemnification or contribution for liabilities under the provisions of any Federal or state securities laws or in respect to the neglect or wrongful conduct of the indemnified party or its representatives or agents, (b) purport to confer, waive or consent to the jurisdiction of any court, or (c) waive any right granted by common or statutory law, may be unenforceable as against public policy.

         f. Whenever our opinion, with respect to the existence or absence of facts, is qualified by the phrase "to our knowledge" or a phrase of similar import, it indicates that during the course of our representation of the Company in connection with the subject transaction no information has come to the attention of our attorneys who have worked on the subject transaction which would give us current actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the company or any other matter.

         Based upon, subject to and limited by the foregoing, we are of the opinion that the Securities have been duly authorized by all necessary partnership action of ERP and all necessary action of the Company, as general partner of ERP, and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the Securities have been issued and delivered for value, the Securities will be validly issued and legally binding obligations of ERP enforceable against ERP in accordance with their terms.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted

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                                                             Board of Trustees
                                           Equity Residential Properties Trust
                                                               August 25, 2000
                                                                        Page 4


in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent (i) to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Securities to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

         We call your attention to the fact that, although we represent the Company in connection with the subject transaction, our engagement has been limited to specific matters as to which we have been consulted.

         This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable laws or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned.

                                            Very truly yours,


                                            PIPER MARBURY RUDNICK & WOLFE

                                            /s/ Piper Marbury Rudnick & Wolfe